UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

DIGITAL REALTY TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	26-0081708
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2730 Sand Hill Road Suite 280 Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-117865

Securities to be Registered Pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.01 per share*	The New York Stock Exchange

Securities to be Registered Pursuant to Section 12(g) of the Act:

None

(Title of Class)

*	Application has been made for listing pursuant to the requirements of The New York Stock Exchange.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Common Stock to be registered hereunder is contained in the section entitled “Description of Securities” in the Registrant’s Registration Statement on Form S-11, as amended (File No. 333-117865) originally filed on August 2, 2004 under the Securities Act of 1933, as amended, which is incorporated herein by reference.

Item 2. Exhibits.

The documents listed below are filed as exhibits to this Registration Statement:

Exhibit No.
3.1	Form of Articles of Amendment and Restatement of the Registrant (incorporated by reference to Exhibit 3.1 to Registrant’s Registration Statement on the Form S-11 (No. 333-117865))

3.2	Form of Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Registrant’s Registration Statement on Form S-11 (No. 333-117865))

4.1	Form of Certificate of Common Stock of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-11 (No. 333-117865))

SIGNATURES

Pursuant to the requirements of the Section 12 of the Securities Exchange Act of 1934 as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 27, 2004

DIGITAL REALTY TRUST, INC.

By:	/s/ A. William Stein
A. William Stein
Chief Financial Officer and Chief Investment Officer

EXHIBIT INDEX

EXHIBIT NO.
3.1	Form of Articles of Amendment and Restatement of the Registrant (incorporated by reference to Exhibit 3.1 to Registrant’s Registration Statement on the Form S-11 (No. 333-117865))

3.2	Form of Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Registrant’s Registration Statement on Form S-11 (No. 333-117865))

4.1	Form of Certificate of Common Stock of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-11 (No. 333-117865))